Void after 5:00 p.m., New York Time on _________, 200_ Warrant to Purchase ___________ Shares of Common Stock



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         FUSION NETWORKS HOLDINGS, INC.



NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

     FOR VALUE RECEIVED, Fusion Networks Holdings, Inc., a Delaware corporation (the "Company"), grants the following rights to GEM Global Yield Fund Limited, a Nevis corporation, with an office at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies and/or its assigns ("Holder"):

                            ARTICLE 1. DEFINITIONS.

     Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Convertible Debenture Purchase Agreement by and between the Company and the Holder and entered into on December __, 2000 (the "Purchase Agreement"). As used in this Agreement, the following terms shall have the following meanings:


     "Closing" shall have the same meaning as defined in the Purchase Agreement.

     "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered.

     "Escrow Agent" shall mean Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017, as the Company's escrow agent, or its authorized successor, as such.

     "Escrow Agreement" means the escrow agreement by and among the Company, the Holder and Kaplan Gottbetter & Levenson, LLP, annexed as Exhibit E to the Purchase Agreement.

     "Exercise Date" shall mean any date of which the Holder gives the Company a Notice of Exercise in compliance with the terms of Exhibit D to the Purchase Agreement.

     "Exercise Price" shall mean the Fixed Price per share of Common Stock as of the date of the Purchase Agreement, subject to adjustment as provided herein.

     "Expiration Date" shall mean 5:00 p.m. (New York time) on _____, 200_.

     "Fixed Price" shall mean the lesser of (i) US$0.932 and (ii) one hundred thirty percent (130%) of the average of the two lowest closing prices per share of Common Stock for the five (5) Trading Days immediately prior to the applicable date.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Warrant Shares" shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

                      ARTICLE 2.  EXERCISE AND AGREEMENTS.

     2.1 Exercise of Warrant. This Warrant shall entitle the Holder to purchase, at the Exercise Price, a number of shares of Common Stock equal to twenty-five percent (25%) of the Purchase Price (as defined in the Purchase Agreement) divided by 130% of the average of the two lowest closing prices per share of the Common Stock for the five (5) Trading Days prior to the date of the Purchase Agreement (the "Warrant Shares"). This Warrant shall be exercisable at any time and from time to time from the date hereof and prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Warrant Shares hereunder shall expire and become void on the Expiration Date.

     2.2 Manner of Exercise.

     (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Warrant Shares, except upon an exercise of this Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise), by delivering to the Escrow Agent (as defined in an escrow agreement dated the date hereof between the Company and the Holder, which escrow agreement (the "Escrow Agreement") is incorporated herein by reference) (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto, (ii) the Warrant

Certificate representing the Warrants, (iii) a bank cashier's or certified check for the aggregate Exercise Price of the Warrant Shares being purchased, and
(iv) a bank cashier's or certified check or wire transfer of $350 to the Escrow Agent for an exercise fee.

     (b) The Holder may, at its option, in lieu of paying cash for the Warrant Shares, exercise this Warrant by an exchange, in whole or in part (a "Warrant Exchange"), by delivery to the Escrow Agent of (i) a duly executed Notice of Exercise electing a Warrant Exchange, (ii) the Warrant Certificate representing this Warrant, and (iii) a bank cashier's or certified check or wire transfer for $350 to the Escrow Agent as and for the fee for exercising this Warrant. In connection with any Warrant Exchange, the Holder shall be deemed to surrender or exchange for the total number of Warrant Shares to be issued to it, the quotient obtained by dividing (A) the product of the total number of Warrant Shares for which the Warrant is then being exercised and the Exercise Price, by (B) the average Per Share Market Value of a share of Common Stock for the ten (10) Trading Days ending on the Exercise Date determined in accordance with Appendix II hereto.

     2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

     2.4 No Rights Prior to Exercise. This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company.

     2.5 Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. If, upon exercise of this Warrant, the Holder hereof would be entitled to receive any fractional share, the Company shall issue to the Holder one additional share of Common Stock in lieu of such fractional share.

     2.6 Escrow. The Company agrees to enter into the Escrow Agreement and to deposit with the Escrow Agent (as defined in the Escrow Agreement) thereunder stock certificates registered in the name of the Holder and each representing a number of shares of Common Stock (in denominations of 10,000 shares) equal, in the aggregate, to the total number of Warrant Shares for which this Warrant is exercisable, assuming exercise of this Warrant in full on the date hereof. The Company shall deposit additional stock certificates for Termination Warrant Shares upon request by the Escrow Agent pursuant to Appendix II.

     2.7   Adjustments to Exercise Price and Number of Securities.

     (a) Computation of Adjusted Exercise Price. In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 2.7 (g) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof), for a consideration per share less than Exercise Price on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price on the date immediately prior to the issuance or sale of such shares, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 2.7
(c) hereof.

     For the  purposes of any  computation  to be made in  accordance  with this
Section 2.7(a), the following provisions shall be applicable:

          (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

          (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

          (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (iv) The reclassification of securities of the Company other than shares of the Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 2.7(a).

          (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities; provided, however, that shares issuable upon the exercise of the Warrants shall not be included in such calculation.

     (b) Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price immediately prior to the issuance of such options, rights or warrants (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof and shares of Common Stock issuable upon exercise of stock options at or above the closing market price per share of Common Stock under any stock option plan of the Company), or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provision of
Section 2.7(a) hereof, provided that:

          (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warranties were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

          (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

          (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 2.7 (b), or in the price per share at which the securities referred to in subsection (b) of this Section 2.7 (b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

          (iv) If any options, rights or warrants referred to in subsection (a) of this Section 2.7, or any convertible or exchangeable securities referred to in subsection (b) of this Section 2.7, expire or terminate without exercise or conversion, as the case may be, then the Exercise Price of the remaining outstanding Warrants shall be readjusted as if such options, rights or warrants or convertible or exchangeable securities, as the case may be, had never been issued.

     (c) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     (d) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.7, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     (e) [Reserved].

     (f) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property (except in the event the property is cash, then the Holder shall have the right to exercise the Warrant and receive cash in the same manner as other stockholders) receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2.7. The foregoing provisions of this paragraph (f) shall similarly apply to successive consolidations or mergers.

     (g) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made upon the issuance of Warrant Shares upon conversion of the Debentures or this Warrant, or upon the exercise of any options, rights, or warrants outstanding as of the date of the Purchase Agreement and disclosed in Section 3.1(c) therein.

     (h) Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 2.7 (h). Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrants.

     2.8 Compliance with Nasdaq Rule 4350(i). In order to assure the Company's compliance with Nasdaq Rule 4350(i)(1)(D) requiring stockholder approval of any sale, issuance or potential issuance by a Nasdaq listed company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock, the Company and Holder agree as follows:

     (a) The maximum number of shares which will be issued on conversion of the Debentures and exercise of Warrants, if any, is 19.999% of the outstanding shares of Common Stock of the Company on the date hereof (the "Share Cap") unless and until the stockholders of the Company shall have approved the issuance of shares of Common Stock in excess of the Share Cap.

     (b) The Company covenants and agrees to call a special meeting of its stockholders within ten (10) days after the date of the Purchase Agreement to be held as soon as practicable, but not later than seventy-five (75) days after the date of the Purchase Agreement for the purpose of approving, and shall recommend approval of, the issuance of shares in excess of the Share Cap on conversion of the Debentures and exercise of the Warrants.

     (c) If the stockholders shall not have approved issuances in excess of the Share Cap and shares of Common Stock shall have been issued in an amount equal to the Share Cap, if all of the shares of Common Stock issuable upon conversion or the Debentures shall have been issued or all of the Debentures shall have been redeemed in full, the holders of the Warrants shall be entitled to demand redemption, pro rata, with respect to the remaining unexercised Warrants at a redemption price equal to the difference between the Exercise Price on the date of written notice of redemption and the closing price of the Common Stock on that date (the "Warrant Redemption Price") and the Company shall pay the Warrant Redemption Price within five business days following receipt of such notice.

                    ARTICLE 3.   REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY

     3.1 Representations and Warranties. In addition to the representations and warranties contained in Article 3.1 of the Convertible Debenture Purchase Agreement, the Company hereby represents and warrants to the Holder as follows:

     (a) All shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, (i) be duly authorized, validly issued, fully-paid and non- assessable, (iii) free and clear of all liens, claims and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and (iii) not be subject to any pre-emptive rights.

     (b) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Warrant Shares upon any exercise of the Warrant, have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and (ii) as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief may be subject to the discretion of any court before which any proceeding therefor may be brought.

     (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

     (d) The Company is subject to the reporting  requirements  of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, and is current in the filing of all reports required to be filed thereunder. The Company is eligible to issue the Warrants and the Warrant Shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

                           ARTICLE 4.   MISCELLANEOUS

     4.1 Transfer. This Warrant may not be offered, sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company); provided further, that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase less than 10,000 Warrant Shares.

     4.2 Transfer Procedure. Subject to the provisions of Section 4.1, Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee"), and surrendering this Warrant to the Company for reissuance to the Transferee and, in the event of a transfer or assignment of this Warrant in part, the Holder. (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a "Holder").

     4.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company an affidavit that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonably acceptable indemnity to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

     4.4 Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission with confirmation sheet at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

     4.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law. Any action to enforce the terms of this Warrant shall be exclusively heard in the State and Federal Courts of New York County and State and Country of the United States of America.

     4.7 Signature. In the event that any signature on this Warrant is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same, with the same force and effect as if such facsimile signature page were an original thereof.

     4.8 Legal Fees. In the event any Person commences a legal action or proceeding to enforce its rights under this Warrant, the non-prevailing party to such action or proceeding shall pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in enforcing such rights.

     4.9 Attorney-in-Fact. To effectuate the terms and provisions of the Purchase Agreement, the Escrow Agreement, the Debentures and this Warrant, the Company hereby agrees to grant a power of attorney to the attorney-in-fact named therein (the "Attorney-in-Fact") substantially in the form of by Exhibit F to the Purchase Agreement (the "Power of Attorney"). All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is acting within the scope of the Power of Attorney and within the scope of, and in accordance with, this Warrant, the Purchase Agreement, the Debenture and the Escrow Agreement. The Power of Attorney, being coupled with an interest, shall be irrevocable while any portion of this Warrant remains unexercised, any amount of the Debenture remains unconverted or any provision of the Purchase Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall deliver to the Attorney-in-Fact a copy of resolutions duly adopted by the Board of Directors of the Company, as certified by the President of the Company, (a) authorizing future issuances of shares of Common Stock upon exercise of this Warrant and conversion of the Debentures and
(b) stating that such resolutions are irrevocable while any amount of the Debentures remain unconverted, any portion of this Warrant remains unexercised or any provision of the Purchase Agreement or the Escrow Agreement remains unsatisfied.

Dated:  __________, 200_


FUSION NETWORKS HOLDINGS, INC.


By:
Name:
Title:



Attest:


Name:
Title:

                                   APPENDIX 1

                               NOTICE OF EXERCISE

1. The undersigned hereby elects (please check the appropriate box and fill in the blank spaces):

     |_| to purchase ______ shares of Common Stock, par value $0.00001 per share, of Fusion Networks Holdings, Inc. at $___ per share for a total of $______ and pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price of such Warrant Shares in full; or

     |_| to purchase _______ shares of Common Stock, par value $0.00001 per share, of Fusion Networks Holdings, Inc. pursuant to the cashless exercise provision under Section 2.2 (b) of the attached Warrant, and tenders herewith the number of Warrant Shares to purchase such Warrant Shares based on the average closing bid price of the Common Stock for the ten Trading Days prior to the date hereof of $____ per share.

2. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:



Dated:                                   By:

                                         Name: ______________________________

                                         Title: _____________________________